July 1, 2002

Mr. Steve Davis
My Personal Salon, Inc.
1407 Broadway, Suite 1206
New York, NY 10018

Re: Our agreement dated April 6, 2001 and Extension dated April 1, 2002

Dear Steve:

This letter confirms the following:

1     The parties agree to extend the existing agreement until October 1, 2002 while they continue to negotiate the terms of a new relationship;

2     During that time REDKEN will not make any further marketing fee contributions;

3     In the event that the parties are unable to reach mutually agreeable terms for a new agreement, the extension may be terminated with one (1) weeks written notice by either party.

We look forward to continuing our relationship with My Personal Salon.

Regards,

Patrick Parenty
Vice President, General Manager

Agreed:

/s/Steve Davis Steve Davis, CEO My Personal Salon Inc.